Exhibit 10.6

GEVO, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

____________________________

Stock Option Award Agreement

____________________________

You are hereby awarded this stock option (the “Option”) to purchase Shares of Gevo, Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement” or the “Award”) and in the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (as amended from time to time, the “Plan”). A copy of the Plan is attached as Exhibit A. Capitalized terms are defined in the Plan or in this Award Agreement.

This Award is conditioned on your execution of this Award Agreement within twenty (20) days after the Grant Date specified in Section 1 below. By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below. As a result, you should not execute this Award Agreement until you have carefully considered the terms and conditions of the Plan and this Award, plus the information disclosed within the attached Plan prospectus, and (ii) consulted with your personal legal and tax advisors about all of these documents.

In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of the Company or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding on all parties, including you and your successors in interest.

1.     Specific Terms. Your Option has the following terms:

Name of Participant:
Type of Option:
Grant Date:
Expiration Date:
Exercise Price:
Number of Shares subject to this Award:
Dividend Equivalent Rights:
Vesting Schedule:
Accelerated Vesting:

You will become 100% vested in this Award if your Continuous Service ends due to your Involuntary Termination on or within 12 months after a Change in Control (subject to the terms of any employment or other agreement between you and the Company and/or any Affiliate).

Recapture and Recoupment:

Section 14 of the Plan shall apply regarding Termination, Rescission, and Recapture of this Award.

Section 15 of the Plan shall apply regarding Recoupment of this Award; provided that the three-year limitation therein shall not apply to the extent a longer period is required by applicable law, rule, regulation or listing standard.

Stock Option Award Agreement

Gevo. Inc.

Amended and Restated 2010 Stock Incentive Plan

2.     Manner of Exercise. Subject to the provisions of Section 7 below, the vested portion of the Option shall be exercised in the manner set forth in the Plan, by using the exercise form attached hereto as Exhibit B and delivering the full exercise price for the Shares being purchased to the Company using the method(s) of payment set forth on Exhibit B. The amount of Shares for which this Option may be exercised is cumulative; that is, if you do not exercise this Option for all of the Shares vested under this Option during any period set forth above, then any Shares subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Section 1 or Section 4 of this Award Agreement or the terms of the Plan. Fractional Shares may not be purchased.

3.     Non-ISO. This Option shall be treated as a Non-ISO.

4.     Termination of Continuous Service. Subject to the terms of any employment agreement between you and the Company (and/or any Affiliate) that is in effect when your Continuous Service terminates, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent the Award is not vested, pursuant to the terms of Section 1 above, on or before the date your Continuous Service ends. Any vested portion of this Award will remain exercisable until expiration of the applicable time period set forth in the Plan, or, if earlier, the Expiration Date for the Option.

5.     Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Death Beneficiary to the Company. To the extent you do not duly designate a Beneficiary who survives you, your estate will automatically be your Beneficiary.

6.     Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as provided herein. During your lifetime only you can exercise the Option.

7.     Taxes. By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes, interest and penalties that may arise pursuant to this Award (including taxes arising under Code Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that the Company, its Affiliates, the Administrator Committee and all other persons or entities shall have no obligation whatsoever to pay such taxes, interest or penalties or otherwise indemnify or hold you harmless from any or all of such taxes, interest or penalties. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement. You acknowledge and agree that the Company, its Affiliates, the Committee and all of their employees and representatives have not and will not provide any tax advice to you. The Company’s obligation to issue Shares to you upon exercise of this Award is at all times subject to your prior or coincident satisfaction of all required Withholding Taxes.

Stock Option Award Agreement

Gevo. Inc.

Amended and Restated 2010 Stock Incentive Plan

You may satisfy Withholding Tax obligations by any of the following means or a combination thereof: (i) tendering a cash payment to the Company, (ii) having the Company withhold an amount from any cash amount otherwise due or become due from the Company to you, (iii) having the Company withhold a number of Shares as to which the Option is exercised of an amount equal to the applicable withholding tax or (iv) delivering to the Company already owned Shares of Company Stock (up to the employer's minimum required tax withholding rate ).

8.     Not a Contract of Employment. By executing this Award Agreement, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company (or any Affiliate), nor shall it affect in any way your right or the Company’s right (or the right of any Affiliate) to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iii) the Company would not have granted this Award to you but for these acknowledgements and agreements. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within the applicable time period set forth in the Plan or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of termination of your Continuous Service for any reason even if the termination is in violation of an obligation of the Company or an Affiliate to you.

9.     Investment Purposes. By executing this Award Agreement, you represent and warrant that any Shares issued to you pursuant to your Option will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

10.    Securities Law Prospectus and Restrictions. By executing this Award Agreement, you acknowledge that you have received a copy of the Prospectus describing the Plan. A copy of the Plan’s Prospectus is attached as Exhibit D. Regardless of whether the offering and sale of this Option or Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company, in its sole discretion, may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award. Exercise of the Option must also comply with Applicable Law governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such Applicable Law.

Stock Option Award Agreement

Gevo. Inc.

Amended and Restated 2010 Stock Incentive Plan

11.     Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12.     Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13.     Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but both such counterparts shall together constitute one and the same instrument.

14.     Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.     Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or two business days after such notice is properly mailed.

16.     Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

17.    Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 18 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless otherwise provided in this Award Agreement or the Plan and provided that before a Change in Control, the Committee may make such modifications as it determines in good faith are not materially adverse to you.

18.     Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

Stock Option Award Agreement

Gevo. Inc.

Amended and Restated 2010 Stock Incentive Plan

19.     Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto, without regard to the State’s conflict of laws rules.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

GEVO, INC.

By:
Name:
Title:

PARTICIPANT The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

Exhibit A

GEVO, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

____________________________

Plan Document

____________________________

Exhibit B

GEVO, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

__________________________________________

Form of Exercise of Stock Option Award

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Gevo, Inc.

[Company Address]

Attention:      _______________________

Dear Sir or Madam:

The undersigned elects to exercise his/her Option to purchase shares of Common Stock of Gevo, Inc. (the “Company”) as follows:

Grant Date of Option	Total Shares Granted	Exercise Price Per Share	Total Shares Being Purchased	Total Exercise Price	Total Taxes Owed to Company	Total Due Company
		$_____		$______	$______	$______

Form(s) of Payment Provided:

$____________	in cash or bank cashier’s or teller’s check

$____________	delivery of ____ shares of Company Stock already owned by the undersigned, valued at $___________ per share (based on the closing sale price on the business day prior to the date of exercise)

$____________	____ shares withheld by the Company but otherwise issuable upon exercise of the Option (based on the closing sale price on the business day prior to the date of exercise)’[1]

$____________	Copy of irrevocable instructions to broker

$ Total

Very truly yours,
Date	Optionee

______________________________

1 Shares may be delivered or withheld for federal income tax purposes up to the employer’s minimum required federal tax withholding rate.

Company Receipt:

Exercise Date: ___________________________ (Date Company receives both the executed Exercise Notice and payment)	By: ______________________________________ Name: ____________________________________

Per share FMV as of such date: $______________	For: Gevo, Inc.

Exhibit C

GEVO, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

_________________________________

Designation of Death Beneficiary

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In connection with the Awards designated below that I have received pursuant to the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (as amended from time to time, the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive under the Plan.

☐	the _________________ Award that I received pursuant to an Award Agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this

____day of ____________, 20__

___________________________

Notary Public

County of     _________________

State of     __________________

Exhibit D

GEVO, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

________________________________

Prospectus describing the Plan

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